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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-82804 of Rowan Companies, Inc. on Form S-3 of our report dated March 2, 2001, incorporated by reference in the Annual Report on Form 10-K of Rowan Companies, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE L.L.P.
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DELOITTE & TOUCHE L.L.P.

Houston, Texas
March 7, 2002